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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (a) the Registration Statements on Form S-8 (Nos. 333-01023, 33-50416 and 333-52569) and on Form S-3
(No. 333-47053) of Oakwood Homes Corporation and (b) the Registration Statement on Form S-3 (No. 333-72621) of Oakwood Mortgage Investors, Inc., of our report dated November 13, 2001, appearing on page 35 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
December 27, 2001